Exhibit 99.1

For Immediate Release

ScanTech AI Systems Announces Regained Nasdaq Reporting Compliance and Continued Progress on Re-Compliance and Restructuring Initiatives

Atlanta, GA, January 12, 2026 - ScanTech AI Systems Inc. (the "Company" or "ScanTech AI") (Nasdaq: STAI), today announced that it has received written confirmation from Nasdaq that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1), the periodic reporting requirement.

Nasdaq Listing Qualifications staff determined that the Company satisfied the reporting requirement following the filing of its Form 10-Q for the quarter ended September 30, 2025, and that this matter has been deemed moot.

In addition to restoring reporting compliance, the Company has made continued progress across its broader re-compliance initiatives. These actions include the implementation of a reverse stock split to address bid-price mechanics, the timely submission of its written materials to the Nasdaq Hearings Panel in accordance with Nasdaq Listing Rule 5815, and ongoing engagement with advisors to address remaining listing compliance matters in an orderly and disciplined manner.

As previously disclosed, the Company continues to address the remaining Minimum Value of Listed Securities requirement before the Nasdaq Hearings Panel, with a hearing currently scheduled for January 22, 2026. The Company’s securities remain listed on Nasdaq pending the outcome of the hearings process.

Separately, the Company continues to actively evaluate its capital structure and liquidity position and is engaged in constructive discussions with certain creditors regarding potential restructuring, amendment, or other resolution of outstanding obligations. These discussions form part of a broader effort to strengthen the Company’s balance sheet and financial flexibility. While these discussions are ongoing and no definitive agreements have been reached, management believes they represent an important component of the Company’s overall restructuring strategy.

Management believes that the actions taken to date reflect meaningful progress in addressing legacy compliance matters, strengthening governance and reporting discipline, and positioning the Company for greater stability as it works through the remaining stages of the Nasdaq process.

There can be no assurance regarding the outcome of the Nasdaq hearings process or the Company’s ability to regain or maintain compliance with all Nasdaq listing standards.

About ScanTech AI

ScanTech AI Systems Inc. (Nasdaq: STAI) has developed one of the world’s most advanced non-intrusive ‘fixed-gantry’ CT screening technologies. Utilizing proprietary artificial intelligence and machine learning capabilities, ScanTech AI’s state-of-the-art scanners accurately and quickly detect hazardous materials and contraband. Engineered to automatically locate, discriminate, and identify threat materials and items of interest, ScanTech AI’s solutions are designed for use in airports, seaports, borders, embassies, corporate headquarters, government and commercial buildings, factories, processing plants, and other facilities where security is a priority.

For more information, visit www.scantechais.com and investor.scantechais.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” “seek,” “goal,” “target,” and similar expressions. Forward-looking statements in this press release include, without limitation, statements regarding: the Company’s ability to regain and/or maintain compliance with Nasdaq listing standards; the timing, conduct and outcome of the Nasdaq Hearings Panel process (including the hearing currently scheduled for January 22, 2026); the Company’s ability to satisfy the Minimum Value of Listed Securities requirement and any other applicable listing requirements; the effectiveness of actions taken to address listing deficiencies (including the reverse stock split and related compliance initiatives); the Company’s evaluation of its capital structure and liquidity position; the status, direction, and potential outcomes of discussions with creditors regarding potential restructuring, amendment, or other resolution of outstanding obligations; and the Company’s broader restructuring initiatives and strategic outlook.

These forward-looking statements are based on current expectations and assumptions as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, among others: the risk that the Nasdaq Hearings Panel may not grant the relief requested by the Company, may impose conditions the Company cannot satisfy, or may otherwise result in continued listing uncertainty; the Company’s ability to achieve and/or sustain compliance with Nasdaq’s Minimum Value of Listed Securities requirement and other listing standards; volatility in the Company’s trading price, market capitalization, and/or market value; market, economic, capital markets, and liquidity conditions that could adversely impact the Company’s ability to access capital on acceptable terms (or at all); the risk that discussions with creditors do not result in a mutually acceptable restructuring, amendment, or other resolution, or that any such process results in adverse terms, delays, costs, or operational disruptions; the possibility of unanticipated costs, liabilities, or disruptions associated with the Company’s compliance and restructuring efforts; and other risks described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K and other filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact

ScanTech AI Systems Inc.

D. Williams Sr. VP Sales & Investor/Government Relations

dwilliams@scantechais.com

Investor & Media Relations Contact:

International Elite Capital Inc.

Annabelle Zhang

+1(646) 866-7928

annabelle@iecapitalusa.com